Exhibit 31.2

CELSION CORPORATION
CERTIFICATION

I, Sean Moran, certify that:

1.    I have reviewed this Amendment No. 1 on Form 10-Q/A to the quarterly report of Celsion Corporation; and

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 18, 2009                                                                                   /s/ Sean Moran
                     Sean Moran
                     Senior Vice President and Chief Financial Officer
                     Celsion Corporation